FOR IMMEDIATE RELEASE	Thursday, November 8, 2018

Gannett Reports Third Quarter Results
ReachLocal Delivers Revenue Growth and Margin Improvement

McLean, VA - Gannett Co., Inc. (NYSE: GCI) ("Gannett" or "company" or "we" or "our") today reported third quarter 2018 financial results for the period ended September 30, 2018 (1).

"We are pleased with the revenue growth and continued strong margin improvement in our ReachLocal segment reflecting the scale the business is achieving," said Robert J. Dickey, president and chief executive officer. "Additionally, our recent WordStream acquisition delivered solid results in its first full reported quarter with revenues and Adjusted EBITDA both ahead of our expectations."

Dickey continued, "Our Publishing segment digital advertising and marketing services revenue growth slowed in the quarter, reflecting challenges within the local digital media category, in part due to the realignment of our sales organization. We expect the weaker results to continue into the fourth quarter and are therefore lowering our full year revenue and Adjusted EBITDA guidance."

"We remain focused on delivering growth in our digital business and rationalizing our cost base in light of the revenue challenges," said Ali Engel, chief financial officer. "In the fourth quarter, we are instituting an early retirement program and have announced two outsourcing initiatives within customer service and technology. While it is too early to quantify the exact expected savings, we believe we will achieve a significant benefit to our overall cost structure from these initiatives in 2019."

Third Quarter 2018 Consolidated Results (2)

•	Operating revenues were $711.7 million, compared to $744.3 million in the third quarter of 2017.

•	Unfavorable changes in foreign currency exchange rates negatively impacted revenues by $2.4 million.

•	Same store, day adjusted operating revenues declined 8.1% year-over-year.

•	Total digital revenues increased 8.4% to $266.1 million, or approximately 37% of total revenue.

•	Total digital advertising & marketing services revenues increased 7.7% to $199.4 million, or 49.4% of total advertising & marketing services revenues.

•	GAAP net income was $13.4 million, including $14.3 million of after-tax restructuring, asset impairment charges and other costs.

•
Adjusted EBITDA (3) totaled $70.1 million, compared to $73.9 million in the third quarter of 2017. Strong earnings growth at our ReachLocal segment was offset by higher newsprint expense and lower revenues within our Publishing segment.

Third Quarter 2018 Publishing Segment

•	Publishing segment operating revenues were $616.4 million, compared to $660.3 million in the third quarter of 2017. On a same store, day adjusted basis, Publishing segment revenues declined 9.4%.

•	Same store, day adjusted print advertising revenues for the quarter declined 20.3% year-over-year.

•
Digital advertising & marketing services revenues increased 3.2% to $105.8 million, compared to the prior year quarter. On a same store, day adjusted basis, digital advertising & marketing services revenues increased 0.8%.

◦	Digital marketing services revenues of $20.1 million rose 41.8%, on a same store, day adjusted basis, driven by higher client counts and higher average revenue per client.

◦	Digital media revenues of $67.5 million fell 1.7%, on a same store, day adjusted basis, as weakness in local display more than offset strong growth in national revenues.

◦	Digital classified revenues of $18.2 million fell 18.3%, on a same store, day adjusted basis, reflecting weakness across all categories.

•
Same store, day adjusted circulation revenues fell 4.4% from the prior year quarter, better than the second quarter trend, reflecting the continued benefit from our full-access subscriber pricing initiatives, offset by expected revenue declines in single copy.

•	Digital-only subscriber volumes grew 48.8% year-over-year and now total 472,000.

•	Publishing segment Adjusted EBITDA was $72.7 million compared to $87.5 million in the prior year quarter.

Third Quarter 2018 ReachLocal Segment

•
ReachLocal segment revenues were $109.6 million, up 16.8% year-over-year, despite a negative impact of $1.0 million from the fair value adjustment to WordStream's deferred revenue obligations as required by U.S. GAAP as well as the divestiture of ReachLocal's European operations. On a same store, day adjusted basis, ReachLocal segment revenues grew 7.7%.

•	Adjusted EBITDA was $17.3 million, reflecting a 15.8% margin, up materially from only $5.2 million in the third quarter of 2017.

•	The improved revenue and profitability in the quarter were driven by the addition of WordStream, higher average revenue per client and growth in our Gannett local and SweetIQ client bases.

Third Quarter 2018 Cash Flow

•
Net cash flow from operating activities was approximately $60.9 million, compared to $34.1 million in the prior year quarter. The increase in net cash flow from operating activities primarily relates to the timing of pension contributions of $25.0 million in the second quarter of 2018, as compared to the third quarter of 2017.

•	Capital expenditures were approximately $16.3 million, primarily for product development, technology investments, and maintenance projects.

•	The company paid dividends of $18.1 million; there were no share repurchases.

•	As of the end of the third quarter, the company had a cash balance of $108.6 million, $170.0 million drawn on its revolver and $168.0 million in convertible notes, or net debt of $229.4 million.

Outlook

For 2018, the company is providing the following outlook:

•	Consolidated revenues of $2.90-2.94 billion compared to $2.95-3.00 billion previously.

•	Consolidated Adjusted EBITDA outlook of $325-330 million, compared to prior guidance of $337-345 million.

•	Capital expenditures of $60-65 million.

•
Depreciation and amortization of $140-145 million, excluding accelerated depreciation related to facility consolidations and including an estimated $6.0 million for depreciation and intangibles amortization related to WordStream.

•
The non-operating cost associated with our pension plans, recorded in other non-operating items, is currently estimated to be a credit of $5-7 million as compared to an expense of $21.0 million in 2017.

•	A non-GAAP effective tax rate of 25-26% (3).

1 The company defines same store, day adjusted revenue as same store revenue assuming the 2018 third quarter results only had 91 days. The third quarter of 2018 consisted of 92 days and the extra day was a Sunday.

2 Beginning in the second quarter of 2018, we realigned the presentation of web presence and software-as-a-service revenues from other revenues to advertising and marketing services revenues on the Condensed consolidated statements of income (loss). As a result of this updated presentation, for the three and nine months ended September 30, 2018, advertising and marketing services revenues increased and other revenues decreased $11.3 million and $35.0 million, respectively. Additionally, advertising and marketing services revenues increased and other revenues decreased $9.1 million and $25.0 million for the three and nine months ended September 24, 2017, respectively. Operating revenues, net income, retained earnings, and earnings per share remained unchanged.

[3]
The company defines adjusted EBITDA as earnings before income taxes, interest expense, equity income, other non-operating items, restructuring costs, acquisition-related expenses, asset impairment charges, depreciation, amortization and other items. We define the non-GAAP effective tax rate as the tax rate excluding any non-recurring one-item tax adjustments. Because of the variability of these and other items as well as the impact of future events on these items, management is unable to reconcile without unreasonable effort the company's forecasted range of adjusted EBITDA and non-GAAP tax rate for the full year to a comparable GAAP range.

* * * *

Conference Call Information

The company will hold a conference call at 10:00 a.m. ET today to discuss its third quarter results. The call can be accessed via a live webcast through the company's investor site, http://investors.gannett.com/, or listen-only conference lines. U.S. callers should dial 855-462-1958 and international callers should dial 503-343-6635 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 8877478. A conference call replay will be available through December 7, 2018. U.S. callers should dial 855-859-2056 and international callers should dial 404-537-3406.

Forward Looking Statements

This press release contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things:

•	our ability to achieve our strategic transformation;

•	an accelerated decline in general print readership and/or advertiser patterns as a result of competitive alternative media or other factors;

•	an inability to adapt to technological changes or grow our digital businesses;

•
risks associated with the operation of an increasingly digital business, such as rapid technological changes, frequent new product introductions, declines in web traffic levels, technical failures and proliferation of ad blocking technologies;

•	macroeconomic trends and conditions;

•	competitive pressures in the markets in which we operate;

•	increases in newsprint costs over the levels anticipated or declines in newsprint supply;

•	potential disruption or interruption of our IT systems due to accidents, extraordinary weather events, civil unrest, political events, terrorism or cyber security attacks;

•	variability in the exchange rate relative to the U.S. dollar of currencies in foreign jurisdictions in which we operate;

•
risks and uncertainties related to strategic acquisitions or investments, including distraction of management attention, incurrence of additional debt, integration challenges, and failure to realize expected benefits or synergies or to operate businesses effectively following acquisitions;

•
risks and uncertainties associated with our ReachLocal segment, including its significant reliance on Google for media purchases, its international operations and its ability to develop and gain market acceptance for new products or services;

•	our ability to protect our intellectual property or defend successfully against infringement claims;

•	our ability to attract and retain employees;

•	labor relations, including, but not limited to, labor disputes which may cause business interruptions, revenue declines or increased labor costs;

•	risks associated with our underfunded pension plans;

•
adverse outcomes in litigation or proceedings with governmental authorities or administrative agencies, or changes in the regulatory environment, any of which could encumber or impede our efforts to improve operating results or the value of assets;

•
volatility in financial and credit markets which could affect the value of retirement plan assets and our ability to raise funds through debt or equity issuances and otherwise affect our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	risks to our liquidity related to the redemption, conversion and similar features of our convertible notes; and

•	other uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

A further description of these and other important risks, trends, uncertainties and other factors is provided in the company’s filings with the U.S. Securities and Exchange Commission, including the company’s annual report on Form 10-K for fiscal year 2017. Any forward-looking statements should be evaluated in light of these important risk factors. The company is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

For investor inquiries, contact:	For media inquiries, contact:
Stacy Cunningham	Amber Allman
VP, Financial Planning & Investor Relations	VP, Corporate Events & Communications
703-854-3168	703-854-5358
investors@gannett.com	aallman@gannett.com
or
Brinlea Johnson
The Blueshirt Group
investors@gannett.com

# # #

CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1

	Three months ended		Nine months ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017

Operating revenues:
Advertising and marketing services	$403,374	$429,911	$1,233,849	$1,326,499
Circulation	258,873	264,413	789,265	821,375
Other	49,467	49,950	142,319	144,364
Total operating revenues	711,714	744,274	2,165,433	2,292,238

Operating expenses:
Cost of sales and operating expenses	446,423	471,986	1,355,460	1,452,630
Selling, general and administrative expenses	200,093	203,418	612,235	619,659
Depreciation and amortization	38,427	49,786	117,057	148,453
Restructuring costs	11,535	5,789	33,445	28,167
Asset impairment charges	1,701	1,517	15,940	20,014
Total operating expenses	698,179	732,496	2,134,137	2,268,923
Operating income	13,535	11,778	31,296	23,315

Non-operating income (expenses):
Interest expense	(7,135)	(4,613)	(17,548)	(12,322)
Other non-operating items, net	9,800	(922)	18,153	(10,110)
Total non-operating income (expenses)	2,665	(5,535)	605	(22,432)

Income before income taxes	16,200	6,243	31,901	883
Provision (benefit) for income taxes	2,848	(16,801)	2,620	(19,595)
Net income	$13,352	$23,044	$29,281	$20,478

Earnings per share - basic	$0.12	$0.20	$0.26	$0.18
Earnings per share - diluted	$0.11	$0.20	$0.25	$0.18

Weighted average number of common shares outstanding:
Basic	113,047	113,253	112,916	113,467
Diluted	116,271	115,774	116,113	115,655

SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 2

	Three months ended		Nine months ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017

Operating revenues:
Publishing	$616,384	$660,338	$1,899,595	$2,047,442
ReachLocal	109,566	93,817	306,489	257,308
Corporate and Other	1,731	1,338	5,516	3,347
Intersegment eliminations	(15,967)	(11,219)	(46,167)	(15,859)
Total	$711,714	$744,274	$2,165,433	$2,292,238

Adjusted EBITDA:
Publishing	$72,739	$87,451	$244,855	$283,235
ReachLocal	17,340	5,229	33,820	9,592
Corporate and Other	(19,987)	(18,827)	(67,916)	(65,639)
Total	$70,092	$73,853	$210,759	$227,188

Depreciation and amortization:
Publishing	$21,382	$35,053	$71,828	$106,116
ReachLocal	12,096	8,846	29,505	25,504
Corporate and Other	4,949	5,887	15,724	16,833
Total	$38,427	$49,786	$117,057	$148,453

Capital expenditures:
Publishing	$4,421	$6,359	$14,851	$23,586
ReachLocal	5,422	5,004	13,164	12,904
Corporate and Other	6,498	5,690	15,848	10,394
Total	$16,341	$17,053	$43,863	$46,884

SAME STORE REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 3

	Three months ended
	September 30, 2018	September 24, 2017	% Change

Reported revenues	$711,714	$744,274	(4.4%)
Acquired revenues	(22,124)	—	***
Currency impact	2,372	—	***
Day-adjusted impacts	(11,183)	—	***
Exited operations	(183)	(4,008)	(95.4%)
Same store revenues	$680,596	$740,266	(8.1%)

Reported advertising and marketing services revenues	$403,374	$429,911	(6.2%)
Acquired revenues	(19,132)	—	***
Currency impact	2,318	—	***
Day-adjusted impacts	(7,145)	—	***
Exited operations	(183)	(4,008)	(95.4%)
Same store advertising and marketing services revenues	$379,232	$425,903	(11.0%)

Reported circulation revenues	$258,873	$264,413	(2.1%)
Acquired revenues	(2,205)	—	***
Currency impact	42	—	***
Day-adjusted impacts	(3,854)	—	***
Same store circulation revenues	$252,856	$264,413	(4.4%)

PUBLISHING REVENUE DETAIL Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 4

	Three months ended
	September 30, 2018	September 24, 2017	% Change

Publishing revenues detail
Print advertising:
Local	$90,713	$108,910	(16.7%)
Classified	67,970	79,175	(14.2%)
National	45,341	56,758	(20.1%)
Total print advertising	204,024	244,843	(16.7%)
Digital advertising and marketing services:
Digital media	67,504	66,654	1.3%
Digital classified	18,181	21,805	(16.6%)
Digital marketing services	20,066	14,011	43.2%
Total digital advertising and marketing services	105,751	102,470	3.2%
Total advertising and marketing services	309,775	347,313	(10.8%)

Circulation	258,873	264,413	(2.1%)

Other	47,736	48,612	(1.8%)

Total Publishing revenues	$616,384	$660,338	(6.7%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related GAAP measures and should be read together with financial information presented on a GAAP basis.

The company defines its non-GAAP measures as follows:

•
Adjusted EBITDA is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EBITDA as net income before (1) income taxes, (2) interest expense, (3) equity income, (4) other non-operating items, (5) restructuring costs, (6) acquisition-related expenses (including certain integration expenses), (7) asset impairment charges, (8) other items (including certain business transformation costs, litigation expenses, multi-employer pension withdrawals, and gains or losses on certain investments), (9) depreciation, and (10) amortization. The most directly comparable GAAP financial measure is net income.

•
Adjusted net income is a non-GAAP financial performance measure that the company uses for calculating adjusted earnings per share ("EPS"). Adjusted net income is defined as net income before the adjustments we apply in calculating adjusted EPS, as described below. We believe presenting adjusted net income is useful to enable investors to understand how we calculate adjusted EPS, which provides a useful view of the overall operation of the company's business. The most directly comparable GAAP financial measure is net income.

•
Adjusted diluted EPS is a non-GAAP financial performance measure that the company believes offers a useful view of the overall operation of our business. The company defines adjusted EPS as EPS before tax-effected (1) restructuring costs, (2) asset impairment charges, (3) acquisition-related expenses (including certain integration expenses), (4) non-operating (gains) losses, and (5) other items (including certain business transformation expenses, litigation expenses, multi-employer pension withdrawals and gains or losses on certain investments). The tax impact on these non-GAAP tax deductible adjustments is based on the estimated statutory tax rates for the United Kingdom of 19.0% and the United States of 25.5%. In addition, tax is adjusted for impacts associated with new tax rates in the U.S. Tax Cuts and Jobs Act. The most directly comparable GAAP financial measure is diluted EPS.

•
Free cash flow is a non-GAAP liquidity measure that adjusts our reported GAAP results for items that we believe are critical to the ongoing success of our business. The company defines free cash flow as cash flow from operating activities as reported on the statement of cash flows less capital expenditures, which results in a figure representing free cash flow available for use in operations, additional investments, debt obligations, and returns to shareholders. The most directly comparable GAAP financial measure is net cash from operating activities.

The company uses non-GAAP financial measures for purposes of evaluating its performance and liquidity. Therefore, the company believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view our businesses through the eyes of our management and Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of our business. Many of our peer group companies present similar non-GAAP measures to better facilitate industry comparisons.

NON-GAAP FINANCIAL INFORMATION ADJUSTED EBITDA Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 5

	Three months ended September 30, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$13,352
Provision (benefit) for income taxes				2,848
Interest expense				7,135
Other non-operating items, net				(9,800)
Operating income (loss) (GAAP basis)	$45,009	$2,483	$(33,957)	$13,535
Depreciation and amortization	21,382	12,096	4,949	38,427
Restructuring costs	4,919	1,159	5,457	11,535
Asset impairment charges	1,430	271	—	1,701
Acquisition-related items	—	311	2,874	3,185
Other items	(1)	1,020	690	1,709
Adjusted EBITDA (non-GAAP basis)	$72,739	$17,340	$(19,987)	$70,092

	Three months ended September 24, 2017
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$23,044
Provision (benefit) for income taxes				(16,801)
Interest expense				4,613
Other non-operating items, net				922
Operating income (loss) (GAAP basis)	$43,638	$(4,207)	$(27,653)	$11,778
Depreciation and amortization	35,053	8,846	5,887	49,786
Restructuring costs	6,093	191	(495)	5,789
Asset impairment charges	1,517	—	—	1,517
Acquisition-related items	420	—	1,639	2,059
Other items	730	399	1,795	2,924
Adjusted EBITDA (non-GAAP basis)	$87,451	$5,229	$(18,827)	$73,853

NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands

Table No. 5 (continued)

	Nine months ended September 30, 2018
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$29,281
Provision (benefit) for income taxes				2,620
Interest expense				17,548
Other non-operating items, net				(18,153)
Operating income (loss) (GAAP basis)	$133,212	$(2,179)	$(99,737)	$31,296
Depreciation and amortization	71,828	29,505	15,724	117,057
Restructuring costs	22,603	4,704	6,138	33,445
Asset impairment charges	15,669	271	—	15,940
Acquisition-related items	—	432	6,699	7,131
Other items	1,543	1,087	3,260	5,890
Adjusted EBITDA (non-GAAP basis)	$244,855	$33,820	$(67,916)	$210,759

	Nine months ended September 24, 2017
	Publishing	ReachLocal	Corporate and Other	Consolidated Total

Net income (GAAP basis)				$20,478
Provision (benefit) for income taxes				(19,595)
Interest expense				12,322
Other non-operating items, net				10,110
Operating income (loss) (GAAP basis)	$139,363	$(16,868)	$(99,180)	$23,315
Depreciation and amortization	106,116	25,504	16,833	148,453
Restructuring costs	23,966	514	3,687	28,167
Asset impairment charges	20,014	—	—	20,014
Acquisition-related items	331	43	4,278	4,652
Other items	(6,555)	399	8,743	2,587
Adjusted EBITDA (non-GAAP basis)	$283,235	$9,592	$(65,639)	$227,188

NON-GAAP FINANCIAL INFORMATION ADJUSTED DILUTED EPS Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 6

	Three months ended		Nine months ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017

Restructuring costs (including accelerated depreciation)	$13,665	$19,841	$41,722	$65,798
Asset impairment charges	1,701	1,517	15,940	20,014
Acquisition-related items	3,186	2,059	7,131	4,652
(Gains) losses from non-operating activities	(5,510)	857	(5,002)	1,015
Other items	1,522	19	3,508	(3,179)
Pretax impact	14,564	24,293	63,299	88,300
Income tax impact of above items	(4,062)	(8,863)	(16,161)	(33,295)
Tax benefit	(529)	(20,086)	(2,623)	(20,086)
Impact of items affecting comparability on net income	$9,973	$(4,656)	$44,515	$34,919

Net income (GAAP basis)	$13,352	$23,044	$29,281	$20,478
Impact of items affecting comparability on net income	9,973	(4,656)	44,515	34,919
Adjusted net income (non-GAAP basis)	$23,325	$18,388	$73,796	$55,397

Earnings per share - diluted (GAAP basis)	$0.11	$0.20	$0.25	$0.18
Impact of items affecting comparability on net income	0.09	(0.04)	0.39	0.30
Adjusted earnings per share - diluted (non-GAAP basis)	$0.20	$0.16	$0.64	$0.48

Diluted weighted average number of common shares outstanding (GAAP basis)	116,271	115,774	116,113	115,655
Diluted weighted average number of common shares outstanding (non-GAAP basis)	116,271	115,774	116,113	115,655

NON-GAAP FINANCIAL INFORMATION FREE CASH FLOW Gannett Co., Inc. and Subsidiaries Unaudited, in thousands

Table No. 7

	Three months ended September 30, 2018	Nine months ended September 30, 2018

Net cash flow from operating activities (GAAP basis)	$60,916	$141,446
Capital expenditures	(16,341)	(43,863)
Free cash flow (non-GAAP basis)	$44,575	$97,583